Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate January 28, 2026	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS FIRST QUARTER FISCAL 2026 EARNINGS

WILLIAMSVILLE, N.Y. National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2026 fiscal year.

FIRST QUARTER FISCAL 2026 SUMMARY
•GAAP earnings of $181.6 million, or earnings per share (EPS) of $1.98, compared to GAAP earnings of $45.0 million, or $0.49 per share, in the prior year.
•Adjusted earnings(1) of $187.7 million, or adjusted EPS(1) of $2.06, compared to adjusted earnings of $151.9 million, or $1.66 per share in the prior year, an increase of 24% per share.
•Integrated Upstream and Gathering segment adjusted EPS of $1.36 increased $0.42, or 45%, compared to the prior year, driven by a 14% increase in natural gas price realizations and 12% growth in natural gas production resulting from strong Tioga County Utica well results.
•Utility segment net income increased 5% compared to the prior year as ongoing investments in system modernization programs in New York and Pennsylvania supported an increase in customer margin.
•Supply Corporation’s Shippingport Lateral Project received FERC authorization in November. This project, along with the previously approved Tioga Pathway Project, remains on track for a late calendar 2026 in-service date.
•The Company successfully issued $350 million in common equity through a private placement, fulfilling the expected equity needed to fund the previously announced CenterPoint Ohio gas utility acquisition, which is expected to close in the fourth quarter of this calendar year.
•The Company is reaffirming its fiscal 2026 adjusted EPS guidance range of $7.60 to $8.10 per share.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel’s first quarter results were a great start to the fiscal year. Strong operational execution within our Integrated Upstream and Gathering segment continues to deliver growing production and increasing cash flow generation. When combined with ongoing growth in our regulated businesses, adjusted EPS increased 24% over the prior year.

“At our non-regulated business, an expanding inventory of high-quality Appalachian development locations, most recently bolstered by the addition of approximately 200 prospective Upper Utica drilling locations, along with ongoing well design optimization, positions us for continued success in driving capital efficiency improvements. On the regulated side, our focus remains on delivering growth while maintaining our long track record of customer affordability. We’ve made great progress on our Tioga Pathway and Shippingport Lateral expansion projects, both of which remain on track to be in service later this calendar year. These projects, along with our pending natural gas utility acquisition in Ohio, provide strong catalysts for growth as we look to fiscal 2027.

“Altogether, the outlook across National Fuel is exceptionally strong. We remain focused on executing on our plan to deliver long-term growth in earnings and free cash flow, which in turn should create meaningful value for shareholders.”

(1) See page 2 for a reconciliation of reported GAAP earnings to adjusted earnings and GAAP EPS to adjusted EPS.

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

	Three Months Ended December 31,
	(Thousands)		(Per Share)
	2025	2024	2025	2024
Reported GAAP Earnings	$181,645	$44,986	$1.98	$0.49
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition	7,687	—	0.08	—
Tax impact of costs related to the pending Ohio acquisition	(1,781)	—	(0.02)	—
Impact of equity issuance related to pending Ohio acquisition, net of interest benefits	(509)	—	0.01	—
Tax Impact of net interest benefit from equity issuance	118	—	—	—
Impairment of assets	—	141,802	—	1.55
Tax impact of impairment of assets	—	(37,169)	—	(0.41)
Other/rounding (refer to Segment results for details)	522	2,322	0.01	0.03
Adjusted Earnings	$187,682	$151,941	$2.06	$1.66

FISCAL 2026 GUIDANCE UPDATE

National Fuel is reaffirming its adjusted EPS guidance for fiscal 2026. The Company expects adjusted EPS to be within a range of $7.60 to $8.10, or $7.85 at the midpoint of the range. This updated range incorporates first quarter results with pricing assumptions consistent with previous guidance for the remaining nine months of fiscal 2026, including an average NYMEX natural gas price of $3.75 per MMBtu. Given the continued volatility in NYMEX natural gas prices the Company is providing the following sensitivities to its adjusted EPS guidance range:

NYMEX Assumption Remaining 9 months ($/MMBtu)	Fiscal 2026 Adjusted EPS Sensitivities
$3.00	$6.95 - $7.45
$4.00	$7.90 - $8.40

As a reminder, the acquisition of CenterPoint Energy's Ohio natural gas utility business is expected to close in the fourth quarter of calendar 2026 and, therefore, is not expected to impact fiscal 2026 guidance. Fiscal 2026 guidance also excludes financing and acquisition related costs.

The Company’s other fiscal 2026 guidance assumptions remain largely unchanged and are detailed in the table on page
6.

DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2025 is summarized in a tabular form on pages 7 and 8 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines adjusted earnings as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

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Integrated Upstream and Gathering Segment

The Integrated Upstream and Gathering segment's exploration and production operations are carried out by Seneca Resources Company, LLC (“Seneca”) and its gathering operations are carried out by National Fuel Gas Midstream Company, LLC ("Gathering"). Seneca explores for, develops, and produces primarily natural gas reserves in Pennsylvania. Gathering constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca's production and, to a lesser extent, third-party Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$124,047	$(19,632)	$143,679
Impairment of assets	—	141,802	(141,802)
Tax impact of impairment of assets	—	(37,169)	37,169
Unrealized (gain) loss on derivative asset (2022 CA asset sale)	—	349	(349)
Tax impact of unrealized (gain) loss on derivative asset	—	(94)	94
Adjusted Earnings	$124,047	$85,256	$38,791

Adjusted EBITDA	$268,442	$208,581	$59,861

The Integrated Upstream and Gathering segment's first quarter GAAP earnings increased $143.7 million versus the prior year. The increase in earnings was primarily driven by $104.6 million of non-cash impairment charges, after-tax, that occurred in the prior year. Excluding items impacting comparability, Seneca and Gathering's adjusted earnings in the first quarter increased $38.8 million primarily due to higher production and realized natural gas prices, partially offset by higher per unit operating expenses.

During the first quarter, Seneca produced 109 Bcf of natural gas, an increase of 11 Bcf, or 12%, from the prior year due to new Utica pads turned in line in Tioga County.

Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $2.89 per Mcf, an increase of $0.36 per Mcf, or 14%, from the prior year. This increase was primarily due to higher NYMEX prices, the impact of realized gains on Seneca’s natural gas hedges, and higher prices at local sales points in Pennsylvania.

	Three Months Ended
	December 31,
(Cost per Mcf)	2025	2024		Variance
Upstream General and Administrative Expense (“G&A”)	$0.18	$0.20		$(0.02)
Lease Operating Expense (“LOE”)	$0.15	$0.11		$0.04
Adjusted Gathering Operation and Maintenance Expense ("O&M")	$0.10	$0.10	(1)	$—
Taxes and Other	$0.07	$0.07		$—
Adjusted Total Cash Operating Costs	$0.50	$0.48	(1)	$0.02
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.77	$0.76		$0.01
Adjusted Total Operating Costs	$1.27	$1.24	(1)	$0.03

(1)Adjusted Gathering O&M Expense of $0.10 per Mcf for the quarter ended December 31, 2024 excludes a $0.03 per Mcf reduction to Gathering O&M Expense attributed to a change in segment reporting, which is fully offset in operating revenue.

On a per unit basis, first quarter adjusted total operating costs were $0.03 higher compared to the prior year, primarily due to higher per unit LOE. The increase in per unit LOE compared to the prior year was largely driven by higher third-party gathering expenses as the Company brought online a six-well pad on acreage in Tioga County that had been dedicated by a previous owner to another midstream operator. Higher workover and repairs and maintenance costs also contributed to the increase.

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Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$31,219	$32,454	$(1,235)

Adjusted EBITDA	$70,992	$70,953	$39

The Pipeline and Storage segment’s first quarter GAAP earnings decreased $1.2 million versus the prior year. The primary driver of the earnings decrease was a drop in other income, which was largely attributable to a reduction in intercompany interest income. Operating revenues and expenses were largely unchanged from the prior year.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$34,090	$32,499	$1,591

Adjusted EBITDA	$64,651	$60,665	$3,986

The Utility segment’s first quarter GAAP earnings increased $1.6 million, or 5%, primarily as a result of higher customer margin (operating revenue less purchased gas sold) of $9.8 million. The biggest contributor to improved customer margin was the implementation of year two of the Utility’s three-year rate agreement in New York. Colder weather and revenue from the Utility’s Distribution System Improvement Charge in Pennsylvania also contributed to the increase in customer margin. Partially offsetting this were higher personnel and employee benefit costs (which were largely the result of new collective bargaining agreements) and higher DD&A expense due to a larger average depreciable plant in service compared to the prior year.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $7.7 million in the first quarter, largely due to transaction and financing costs related to the pending Ohio gas utility acquisition.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, January 29, 2026, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, February 5, 2026. To access the replay, dial 1-866-813-9403 and provide Access Code 870164.

National Fuel is an integrated energy company reporting financial results for three operating segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private
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Page 5.

Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to complete strategic transactions, such as the pending transaction with CenterPoint Energy Resources Corp., including receipt of required regulatory clearances and satisfaction of other conditions to closing, and to recognize the anticipated benefits of such transactions; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; changes in the price of natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures, other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2026. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below. As a reminder, the acquisition of CenterPoint Energy's Ohio natural gas utility business is expected to close in the fourth quarter of calendar 2026, and therefore, is not expected to impact fiscal 2026 guidance. Fiscal 2026 adjusted earnings per share guidance also excludes after-tax financing and acquisition related costs during the three months ended December 31, 2025, which reduced earnings by $0.07 per share, and expected financing and acquisition related costs during the nine months ending September 30, 2026.

The revised adjusted earnings per share guidance range excludes certain items that impacted the comparability of adjusted operating results during the three months ended December 31, 2025, including after-tax unrealized losses on other investments, which reduced earnings by $0.01 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the nine months ending September 30, 2026, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2026 Guidance	Updated FY 2026 Guidance

Consolidated Adjusted Earnings per Share	$7.60 - $8.10	$7.60 - $8.10
Consolidated Effective Tax Rate	~ 25.5%	~ 25.5%

Capital Expenditures (Millions)
Integrated Upstream and Gathering	$560 - $610	$560 - $610
Pipeline and Storage	$210 - $250	$210 - $250
Utility	$185 - $205	$185 - $205
Consolidated Capital Expenditures	$955 - $1,065	$955 - $1,065

Integrated Upstream & Gathering Segment Guidance

Commodity Price Assumptions		(price for remaining nine months)
NYMEX natural gas price (per MMBtu)	$3.75	$3.75
Appalachian basin spot price (per MMBtu)	$2.85	$2.85

Production (Bcf)	440 to 455	440 to 455

Integrated Operating Costs ($/Mcf)
Upstream General and Administrative Expense	~$0.18	~$0.18
Lease Operating Expense	$0.17 - $0.18	$0.17 - $0.18
Gathering Operation and Maintenance Expense	~$0.11	~$0.11
Depreciation, Depletion and Amortization	$0.76 - $0.81	$0.76 - $0.81

Pipeline and Storage Segment Revenues (Millions)	$415 - $430	$415 - $430

Utility Segment Guidance (Millions)
Customer Margin(1)	$470 - $490	$470 - $490
O&M Expense	$250 – $260	$250 – $260
Non-Service Pension & OPEB Income	$23 - $27	$23 - $27

(1) Customer Margin is defined as Operating Revenues less Purchased Gas Expense.

Page 7.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2025
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)

First quarter 2025 GAAP earnings	$(19,632)	$32,454	$32,499	$(335)	$44,986
Items impacting comparability:
Impairment of assets	141,802				141,802
Tax impact of impairment of assets	(37,169)				(37,169)
Unrealized (gain) loss on derivative asset	349				349
Tax impact of unrealized (gain) loss on derivative asset	(94)				(94)
Unrealized (gain) loss on other investments				2,617	2,617
Tax impact of unrealized (gain) loss on other investments				(550)	(550)
First quarter 2025 adjusted earnings	85,256	32,454	32,499	1,732	151,941
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	22,909				22,909
Higher (lower) realized natural gas prices, after hedging	31,340				31,340
Higher (lower) gathering revenues	(538)				(538)
Higher (lower) other operating revenues	2,489				2,489
Utility Margins(3)
Impact of usage and weather			2,817		2,817
Impact of new rates in New York			2,949		2,949
Regulatory revenue adjustments			991		991
Operating Expenses
Lower (higher) lease operating expenses	(4,878)				(4,878)
Lower (higher) operating expenses	(2,563)		(3,742)	(939)	(7,244)
Lower (higher) property, franchise and other taxes	(1,292)				(1,292)
Lower (higher) depreciation / depletion	(8,251)	(408)	(1,305)		(9,964)
Other Income (Expense)
Higher (lower) other income	(477)	(1,190)		(435)	(2,102)
(Higher) lower interest expense	2,589		(703)	(1,877)	9
Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,359)	390	87	(197)	(2,079)

All other / rounding	(178)	(27)	497	42	334
First quarter 2026 adjusted earnings	124,047	31,219	34,090	(1,674)	187,682
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition				(7,687)	(7,687)
Tax impact of costs related to the pending Ohio gas utility acquisition				1,781	1,781
Net interest benefit from equity issuance				509	509
Tax impact of net interest benefit from equity issuance				(118)	(118)
Unrealized gain (loss) on other investments				(661)	(661)
Tax impact of unrealized gain (loss) on other investments				139	139
First quarter 2026 GAAP earnings	$124,047	$31,219	$34,090	$(7,711)	$181,645

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2025
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)

First quarter 2025 GAAP earnings per share	$(0.21)	$0.35	$0.36	$(0.01)	$0.49
Items impacting comparability:
Impairment of assets, net of tax	1.14				1.14
Unrealized (gain) loss on derivative asset, net of tax	—				—
Unrealized (gain) loss on other investments, net of tax				0.02	0.02
Rounding	0.01				0.01
First quarter 2025 adjusted earnings per share	0.94	0.35	0.36	0.01	1.66
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	0.25				0.25
Higher (lower) realized natural gas prices, after hedging	0.34				0.34
Higher (lower) gathering revenues	(0.01)				(0.01)
Higher (lower) other operating revenues	0.03				0.03
Utility Margins(3)
Impact of usage and weather			0.03		0.03
Impact of new rates in New York			0.03		0.03
Regulatory revenue adjustments			0.01		0.01
Operating Expenses
Lower (higher) lease operating expenses	(0.05)				(0.05)
Lower (higher) operating expenses	(0.03)		(0.04)	(0.01)	(0.08)
Lower (higher) property, franchise and other taxes	(0.01)				(0.01)
Lower (higher) depreciation / depletion	(0.09)		(0.01)		(0.10)
Other Income (Expense)
Higher (lower) other income	(0.01)	(0.01)		—	(0.02)
(Higher) lower interest expense	0.03		(0.01)	(0.02)	—
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)				(0.03)

All other / rounding	—			0.01	0.01
First quarter 2026 adjusted earnings per share(4)	1.36	0.34	0.37	(0.01)	2.06
Items impacting comparability(4):
Costs related to the pending Ohio gas utility acquisition, net of tax				(0.06)	(0.06)
Impact of equity issuance related to pending acquisition, net of interest benefits	(0.01)			—	(0.01)
Unrealized gain (loss) on other investments, net of tax				(0.01)	(0.01)
First quarter 2026 GAAP earnings per share	$1.35	$0.34	$0.37	$(0.08)	$1.98

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, first quarter 2026 adjusted earnings per share, and items impacting comparability for the first quarter 2026 have been calculated using adjusted diluted shares of 91,244,678.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2025	2024
Operating Revenues:
Utility Revenues	$259,047	$228,424
Integrated Upstream and Gathering Revenues	323,223	252,308
Pipeline and Storage Revenues	69,237	68,750
	651,507	549,482
Operating Expenses:
Purchased Gas	85,606	65,337
Operation and Maintenance:
Utility	59,897	55,244
Integrated Upstream and Gathering and Other	56,306	42,905
Pipeline and Storage	26,786	26,577
Property, Franchise and Other Taxes	24,764	22,056
Depreciation, Depletion and Amortization	122,025	109,370
Impairment of Assets	—	141,802
	375,384	463,291

Operating Income	276,123	86,191

Other Income (Expense):
Other Income	8,233	7,720
Interest Expense on Long-Term Debt	(33,513)	(33,362)
Other Interest Expense	(9,861)	(4,381)

Income Before Income Taxes	240,982	56,168

Income Tax Expense	59,337	11,182

Net Income Available for Common Stock	$181,645	$44,986

Earnings Per Common Share
Basic	$1.99	$0.50
Diluted	$1.98	$0.49

Weighted Average Common Shares:
Used in Basic Calculation	91,171,715	90,777,446
Used in Diluted Calculation	91,962,479	91,434,741

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2025	2025
ASSETS
Property, Plant and Equipment	$15,616,382	$15,406,329
Less - Accumulated Depreciation, Depletion and Amortization	7,800,307	7,693,687
Net Property, Plant and Equipment	7,816,075	7,712,642
Current Assets:
Cash and Temporary Cash Investments	271,398	43,166
Receivables - Net	265,897	180,801
Unbilled Revenue	69,645	16,219
Gas Stored Underground	18,978	33,468
Materials and Supplies - at average cost	49,862	50,545
Unrecovered Purchased Gas Costs	20,723	5,769
Other Current Assets	62,097	80,759
Total Current Assets	758,600	410,727
Other Assets:
Recoverable Future Taxes	92,405	89,247
Unamortized Debt Expense	5,772	6,236
Other Regulatory Assets	133,604	135,486
Deferred Charges	75,570	73,941
Other Investments	68,962	68,346
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	171,569	169,228
Fair Value of Derivative Financial Instruments	69,364	39,388
Other	8,475	8,387
Total Other Assets	631,197	595,735
Total Assets	$9,205,872	$8,719,104
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 95,017,438 Shares and 90,379,095 Shares, Respectively	$95,017	$90,379
Paid in Capital	1,382,593	1,050,918
Earnings Reinvested in the Business	2,143,340	2,012,529
Accumulated Other Comprehensive Loss	(32,990)	(59,222)
Total Comprehensive Shareholders' Equity	3,587,960	3,094,604
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,083,892	2,382,861
Total Capitalization	5,671,852	5,477,465
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	90,000	150,200
Current Portion of Long-Term Debt	600,000	300,000
Accounts Payable	141,674	184,046
Amounts Payable to Customers	476	968
Dividends Payable	50,834	48,353
Interest Payable on Long-Term Debt	34,644	14,393
Customer Advances	17,108	17,188
Customer Security Deposits	29,875	29,853
Other Accruals and Current Liabilities	209,202	174,689
Fair Value of Derivative Financial Instruments	155	6,074
Total Current and Accrued Liabilities	1,173,968	925,764
Other Liabilities:
Deferred Income Taxes	1,274,254	1,225,262
Taxes Refundable to Customers	304,370	306,335
Cost of Removal Regulatory Liability	311,971	307,659
Other Regulatory Liabilities	120,230	121,944
Pension and Other Post-Retirement Liabilities	3,731	5,252
Asset Retirement Obligations	234,405	236,787
Other Liabilities	111,091	112,636
Total Other Liabilities	2,360,052	2,315,875
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$9,205,872	$8,719,104

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2025	2024

Operating Activities:
Net Income Available for Common Stock	$181,645	$44,986
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	—	141,802
Depreciation, Depletion and Amortization	122,025	109,370
Deferred Income Taxes	34,277	(5,385)
Stock-Based Compensation	4,094	4,705
Other	7,701	7,146
Change in:
Receivables and Unbilled Revenue	(138,565)	(115,165)
Gas Stored Underground and Materials and Supplies	15,173	10,180
Unrecovered Purchased Gas Costs	(14,954)	—
Other Current Assets	18,581	8,814
Accounts Payable	21,412	9,703
Amounts Payable to Customers	(492)	(133)
Customer Advances	(80)	(4,078)
Customer Security Deposits	22	(174)
Other Accruals and Current Liabilities	37,561	21,266
Other Assets	(5,085)	(3,892)
Other Liabilities	(8,394)	(9,057)
Net Cash Provided by Operating Activities	$274,921	$220,088

Investing Activities:
Capital Expenditures	$(277,631)	$(240,427)
Other	(1,255)	5,878
Net Cash Used in Investing Activities	$(278,886)	$(234,549)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(60,200)	$109,300
Shares Repurchased Under Repurchase Plan	—	(33,524)
Dividends Paid on Common Stock	(48,353)	(46,872)
Net Proceeds from Common Stock Sale	347,106	—
Net Repurchases of Common Stock Under Stock and Benefit Plans	(6,356)	(3,971)
Net Cash Provided by Financing Activities	$232,197	$24,933

Net Increase in Cash and Cash Equivalents	228,232	10,472
Cash and Cash Equivalents at Beginning of Period	43,166	38,222
Cash and Cash Equivalents at December 31	$271,398	$48,694

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

INTEGRATED UPSTREAM AND GATHERING SEGMENT

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
	2025	2024	Variance
Total Operating Revenues	$323,223	$252,308	$70,915
Operating Expenses:
Operation and Maintenance:
Upstream General and Administrative Expense	19,406	19,326	80
Lease Operating Expense	16,826	10,651	6,175
Gathering Operation and Maintenance Expense	10,388	6,735	3,653
All Other Operation and Maintenance Expense	3,378	3,867	(489)
Property, Franchise and Other Taxes	4,783	3,148	1,635
Depreciation, Depletion and Amortization	84,263	73,819	10,444
Impairment of Assets	—	141,802	(141,802)
	139,044	259,348	(120,304)

Operating Income (Loss)	184,179	(7,040)	191,219

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Cost)	(81)	37	(118)
Interest and Other Income	193	330	(137)
Interest Expense	(16,133)	(19,410)	3,277
Income (Loss) Before Income Taxes	168,158	(26,083)	194,241
Income Tax Expense (Benefit)	44,111	(6,451)	50,562
Net Income (Loss)	$124,047	$(19,632)	$143,679
Net Income (Loss) Per Share (Diluted)	$1.35	$(0.21)	$1.56

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

PIPELINE AND STORAGE SEGMENT

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
	2025	2024	Variance
Revenues from External Customers	$69,237	$68,750	$487
Intersegment Revenues	37,664	37,862	(198)
Total Operating Revenues	106,901	106,612	289
Operating Expenses:
Purchased Gas	—	(42)	42
Operation and Maintenance	27,263	27,034	229
Property, Franchise and Other Taxes	8,646	8,667	(21)
Depreciation, Depletion and Amortization	19,102	18,585	517
	55,011	54,244	767

Operating Income	51,890	52,368	(478)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	537	952	(415)
Interest and Other Income	959	2,040	(1,081)
Interest Expense	(11,801)	(11,729)	(72)
Income Before Income Taxes	41,585	43,631	(2,046)
Income Tax Expense	10,366	11,177	(811)
Net Income	$31,219	$32,454	$(1,235)
Net Income Per Share (Diluted)	$0.34	$0.35	$(0.01)

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UTILITY SEGMENT

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
	2025	2024	Variance
Revenues from External Customers	$259,047	$228,424	$30,623
Intersegment Revenues	90	85	5
Total Operating Revenues	259,137	228,509	30,628
Operating Expenses:
Purchased Gas	122,285	101,473	20,812
Operation and Maintenance	60,997	56,260	4,737
Property, Franchise and Other Taxes	11,204	10,111	1,093
Depreciation, Depletion and Amortization	18,479	16,827	1,652
	212,965	184,671	28,294

Operating Income	46,172	43,838	2,334

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	5,753	5,871	(118)
Interest and Other Income	1,106	528	578
Interest Expense	(11,606)	(10,716)	(890)
Income Before Income Taxes	41,425	39,521	1,904
Income Tax Expense	7,335	7,022	313
Net Income	$34,090	$32,499	$1,591
Net Income Per Share (Diluted)	$0.37	$0.36	$0.01

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2025	2024	Variance
Total Operating Revenues	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—
	—	—	—

Operating Loss	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	(23)	(136)	113
Interest Expense	(136)	(116)	(20)
Loss before Income Taxes	(159)	(252)	93
Income Tax Benefit	(37)	(59)	22
Net Loss	$(122)	$(193)	$71
Net Loss Per Share (Diluted)	$—	$—	$—

	Three Months Ended
	December 31,
CORPORATE	2025	2024	Variance
Revenues from External Customers	$—	$—	$—
Intersegment Revenues	1,436	1,341	95
Total Operating Revenues	1,436	1,341	95
Operating Expenses:
Operation and Maintenance	7,242	4,047	3,195
Property, Franchise and Other Taxes	131	130	1
Depreciation, Depletion and Amortization	181	139	42
	7,554	4,316	3,238

Operating Loss	(6,118)	(2,975)	(3,143)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(217)	(212)	(5)
Interest and Other Income	39,354	41,061	(1,707)
Interest Expense on Long-Term Debt	(33,513)	(33,362)	(151)
Other Interest Expense	(9,533)	(5,161)	(4,372)
Loss before Income Taxes	(10,027)	(649)	(9,378)
Income Tax Benefit	(2,438)	(507)	(1,931)
Net Loss	$(7,589)	$(142)	$(7,447)
Net Loss Per Share (Diluted)	$(0.08)	$(0.01)	$(0.07)

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2025	2024	Variance
Intersegment Revenues	$(39,190)	$(39,288)	$98
Operating Expenses:
Purchased Gas	(36,679)	(36,094)	(585)
Operation and Maintenance	(2,511)	(3,194)	683
	(39,190)	(39,288)	98
Operating Income	—	—	—
Other Income (Expense):
Interest and Other Deductions	(39,348)	(42,751)	3,403
Interest Expense	39,348	42,751	(3,403)
Net Income	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2025		2024		(Decrease)

Capital Expenditures:
Integrated Upstream and Gathering(1)	$141,849	(1)(2)	$135,629	(3)(4)	$6,220
Pipeline and Storage	37,602	(1)(2)	19,792	(3)(4)	17,810
Utility	43,094	(1)(2)	36,430	(3)(4)	6,664
Total Reportable Segments	222,545		191,851		30,694
All Other	—		—		—
Corporate	176		204		(28)
Total Capital Expenditures	$222,721		$192,055		$30,666

(1)Capital expenditures for the quarter ended December 31, 2025, include accounts payable and accrued liabilities related to capital expenditures of $55.5 million, $8.1 million and $6.8 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2025, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the quarter ended December 31, 2025, exclude capital expenditures of $87.9 million, $19.4 million and $18.0 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2025 and paid during the quarter ended December 31, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2025, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2025.

(3)Capital expenditures for the quarter ended December 31, 2024, include accounts payable and accrued liabilities related to capital expenditures of $62.3 million, $4.4 million and $4.9 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at December 31, 2024, since they represented non-cash investing activities at that date.

(4)Capital expenditures for the quarter ended December 31, 2024, exclude capital expenditures of $85.0 million, $14.4 million and $20.6 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the quarter ended December 31, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2024.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended December 31,	Normal	2025	2024	Normal (1)	Last Year (1)
Buffalo, NY(2)	2,126	2,281	1,884	7.3	21.1
Erie, PA	1,894	2,121	1,697	12.0	25.0

(1)Percents compare actual 2025 degree days to normal degree days and actual 2025 degree days to actual 2024 degree days.
(2)Normal degree days changed in January 2025 from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in New York.

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

INTEGRATED UPSTREAM AND GATHERING INFORMATION

	Three Months Ended
	December 31,
			Increase
	2025	2024	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	109,181	97,717	11,464

Average Prices (Per Mcf)
Weighted Average	$2.77	$2.23	$0.54
Weighted Average after Hedging	2.89	2.53	0.36

Selected Operating Performance Statistics:
Upstream General and Administrative Expense per Mcf (1)	$0.18	$0.20	$(0.02)
Lease Operating Expense per Mcf (1)	$0.15	$0.11	$0.04
Adjusted Gathering Operation and Maintenance Expense per Mcf (1)(2)	$0.10	$0.10	$—
Depreciation, Depletion and Amortization per Mcf (1)	$0.77	$0.76	$0.01

(1)Refer to page 12 for the Upstream General and Administrative Expense, Lease Operating Expense, Gathering Operation and Maintenance Expense, and Depreciation, Depletion, and Amortization Expense for the Integrated Upstream and Gathering segment.
(2)Adjusted Gathering O&M Expense of $0.10 per Mcf for the quarter ended December 31, 2024 excludes a $0.03 per Mcf reduction to Gathering O&M Expense attributed to a change in segment reporting, which is fully offset in operating revenue.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2025	2024	(Decrease)
Firm Transportation - Affiliated	34,532	31,870	2,662
Firm Transportation - Non-Affiliated	179,541	171,012	8,529
Interruptible Transportation	25	62	(37)
	214,098	202,944	11,154

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2025	2024	(Decrease)
Retail Sales:
Residential Sales	21,841	18,476	3,365
Commercial Sales	3,548	2,919	629
Industrial Sales	190	199	(9)
	25,579	21,594	3,985
Transportation	19,670	16,942	2,728
	45,249	38,536	6,713

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted earnings, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted earnings as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted earnings for the three months ended December 31, 2025 and 2024:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2025	2024
Reported GAAP Earnings	$181,645	$44,986
Items impacting comparability:
Impairment of assets	—	141,802
Tax impact of impairment of assets	—	(37,169)
Unrealized (gain) loss on derivative asset	—	349
Tax impact of unrealized (gain) loss on derivative asset	—	(94)
Costs related to the pending Ohio gas utility acquisition	7,687	—
Tax impact of costs related to the pending Ohio gas utility acquisition	(1,781)	—
Net interest benefit from equity issuance	(509)	—
Tax impact of net interest benefit from equity issuance	118	—
Unrealized (gain) loss on other investments	661	2,617
Tax impact of unrealized (gain) loss on other investments	(139)	(550)
Adjusted Earnings	$187,682	$151,941

Reported GAAP Earnings Per Share	$1.98	$0.49
Items impacting comparability:
Impairment of assets, net of tax	—	1.14
Costs related to the pending Ohio gas utility acquisition, net of tax	0.06	—
Impact of equity issuance related to pending acquisition, net of interest benefits	0.01	—
Unrealized (gain) loss on other investments, net of tax	0.01	0.02
Rounding	—	0.01
Adjusted Earnings Per Share	$2.06	$1.66

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three months ended December 31, 2025 and 2024:

	Three Months Ended
	December 31,
(in thousands)	2025	2024
Reported GAAP Earnings	$181,645	$44,986
Depreciation, Depletion and Amortization	122,025	109,370
Other (Income) Deductions	(8,233)	(7,720)
Interest Expense	43,374	37,743
Income Taxes	59,337	11,182
Impairment of Assets	—	141,802
Costs related to the pending Ohio gas utility acquisition (1)	2,007	—
Adjusted EBITDA	$400,155	$337,363

Adjusted EBITDA by Segment
Integrated Upstream and Gathering Adjusted EBITDA	$268,442	$208,581
Pipeline and Storage Adjusted EBITDA	70,992	70,953
Utility Adjusted EBITDA	64,651	60,665
Corporate and All Other Adjusted EBITDA	(3,930)	(2,836)
Total Adjusted EBITDA	$400,155	$337,363
(1) Represents portion of acquisition costs recognized in O&M expense for the pending Ohio gas utility acquisition. The remaining $5.7 million of acquisition costs are recognized in interest expense.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2025	2024
Integrated Upstream and Gathering Segment
Reported GAAP Earnings	$124,047	$(19,632)
Depreciation, Depletion and Amortization	84,263	73,819
Other (Income) Deductions	(112)	(367)
Interest Expense	16,133	19,410
Income Taxes	44,111	(6,451)
Impairment of Assets	—	141,802
Adjusted EBITDA	$268,442	$208,581

Pipeline and Storage Segment
Reported GAAP Earnings	$31,219	$32,454
Depreciation, Depletion and Amortization	19,102	18,585
Other (Income) Deductions	(1,496)	(2,992)
Interest Expense	11,801	11,729
Income Taxes	10,366	11,177
Adjusted EBITDA	$70,992	$70,953

Utility Segment
Reported GAAP Earnings	$34,090	$32,499
Depreciation, Depletion and Amortization	18,479	16,827
Other (Income) Deductions	(6,859)	(6,399)
Interest Expense	11,606	10,716
Income Taxes	7,335	7,022
Adjusted EBITDA	$64,651	$60,665

Corporate and All Other
Reported GAAP Earnings	$(7,711)	$(335)
Depreciation, Depletion and Amortization	181	139
Other (Income) Deductions	234	2,038
Interest Expense	3,834	(4,112)
Income Taxes	(2,475)	(566)
Costs related to the pending Ohio gas utility acquisition	2,007	—
Adjusted EBITDA	$(3,930)	$(2,836)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.